THIS SECURITY HAS NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE OR UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES ARE RESTRICTED AND MAY NOT BE OFFERED, RESOLD, PLEDGED OR TRANSFERRED EXCEPT AS PERMITTED UNDER THE ACT PURSUANT TO REGISTRATION OR EXEMPTION OR SAFE HARBOR THEREFROM.

No. 1 US $150,000

**J P CAREY LIMITED PARTNERS LP**
(the "**Company**")

PROMISSORY NOTE

**DATED: MAY 31, 2019**
DUE NOVEMBER 31, 2019

FOR VALUE RECEIVED, the Company promises to pay to FRIENDABLE, INC. the registered holder hereof (the **"Holder")**, the principal sum of One Hundred Fifty thousand and 00/100 Dollars (US $150,000.00) on or before November 31, 2019 (the **"Maturity Date")**. The principal of this Note is payable in United States dollars, at the address last appearing on the Note Register of the Company as designated in writing by the Holder. The Company will pay the outstanding principal amount of this Note in cash on the Maturity Date to the registered holder of this Note. The forwarding of such wire transfer shall constitute a payment hereunder and shall satisfy and discharge the liability for principal on this Note to the extent of the sum represented by such check or wire transfer plus any amounts so deducted.

This Note is subject to the following additional provisions:

1. The Note is in exchange for an equal aggregate principal amount of Series B Preferred Shares subscribed to by Company pursuant to the subscription agreement between the Company and the Holder (the "**Subscription**") as attached to here as Exhibit A. No service charge will be made for such registration or transfer or exchange.

2. This Note shall not bear interest except in the case of an Event of Default as set forth in Section 7, in which case interest shall accrue at 12% per annum, but not more than the maximum amount allowed by law.

3. This Note has been issued subject to investment representations set forth in the Subscription and may be transferred or exchanged only in compliance with the Securities Act of 1933, as amended (the "**Act**"), and other applicable state and foreign securities laws. In the event of any proposed transfer of this Note, the Company may require, prior to issuance of a new Note in the name of such other person, that it receive reasonable transfer documentation including legal opinions that the issuance of the Note in such other name does not and will not cause a violation of the Act or any applicable state or foreign securities laws. Prior to due presentment for transfer of this Note, the Company and any agent of the Company may treat the person in whose name this Note is duly registered on the Company's Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

4. No provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct obligation of the Company.

5. The Holder of the Note, by acceptance hereof, agrees that this Note is being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Note except under circumstances which will not result in a violation of the Act or any applicable state Blue Sky or foreign laws or similar laws relating to the sale of securities.

6. This Note shall be governed by and construed in accordance with the laws of the State of Georgia without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction. Any action brought by either party against the other concerning the transactions contemplated by this Agreement must be brought only in the civil or state courts of Georgia or in the federal courts located in the State of Georgia and county Fulton County, Georgia.

7. The following shall constitute an "Event of Default":

a. The Company shall default in the payment of principal on this Note and same shall continue for a period of five (5) days; or

b. Any of the representations or warranties made by the Company herein, in any certificate or financial or other written statements heretofore or hereafter furnished by the Company in connection with the execution and delivery of this Note shall be false or misleading in any material respect at the time made; or

c. The Company shall fail to perform or observe, in any material respect, any other covenant, ten'n, provision, condition, agreement or obligation of any Note and such failure shall continue uncured for a period of thirty (30) days after written notice from the Holder of such failure; or

d. [RESERVED}

e. The Company shall (1) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (2) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; or

f. A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within sixty (60) days after such appointment; or

g. Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within sixty (60) days thereafter; or

h. Any money judgment, writ or warrant of attachment, or similar process in excess of Two Hundred Thousand ($200,000) Dollars in the aggregate shall be entered or filed against the Company or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of sixty (60) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

i. Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within sixty (60) days after such institution or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering

a petition filed in any such proceeding; or

Then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder's sole discretion, the Holder may consider all obligations under this Note immediately due and payable within five (5) days of notice, without presentment, demand, protest or notice of any kinds, all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.

Dated: May 31, 2019

**J P CAREY LIMITED PARTNERS LP**

By:____________________________

Mr. Joseph Canouse, General Partner

ATTESTOR

By:____________________________